As filed with the Securities and Exchange Commission on December 2, 2008
Registration No. 333-141867
Registration No. 333-141867-01
Registration No. 333-141867-02
Registration No. 333-141867-03

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APACHE CORPORATION
(and the subsidiaries identified in footnote (*) below)
 (Exact name of registrant as specified in its charter)

Delaware	41-0747868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Post Oak Central	P. Anthony Lannie
2000 Post Oak Boulevard, Suite 100	Senior Vice President and
Houston, Texas 77056-4400	General Counsel
(713) 296-6000	Apache Corporation
(Address, including zip code, and telephone number	One Post Oak Central
including area code, of registrant’s principal executive offices)	2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
(713) 296-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Cheri L. Peper	John B. Clutterbuck
Corporate Secretary	Andrews Kurth LLP
Apache Corporation	600 Travis, Suite 4200
One Post Oak Central	Houston, Texas 77002
2000 Post Oak Boulevard, Suite 100	(713) 220-4200
Houston, Texas 77056-4400
(713) 296-6000

     Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company.)
*      Each of the following is a co-registrant that may issue some or all of the securities:
APACHE FINANCE AUSTRALIA PTY LTD
(ACN 104 261 261)
(Exact name of registrant as specified in its charter)

Australian Capital Territory	98-0397057
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
APACHE FINANCE CANADA CORPORATION
(Exact name of registrant as specified in its charter)

Nova Scotia	98-0216251
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
APACHE FINANCE CANADA II CORPORATION
(Exact name of registrant as specified in its charter)

Nova Scotia	98-0397056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SECURITIES
     On April 4, 2007, Apache Corporation, a Delaware corporation, along with certain of its subsidiaries identified therein (collectively, “Apache”), filed an automatic shelf registration statement on Form S-3, Registration Nos. 333-141867, 333-141867-01, 333-141867-02, and 333-141867-03 (the “Registration Statement”), with the Securities Exchange Commission (the “Commission”), which was deemed effective upon filing. The Registration Statement registered the offer and sale by Apache of an indeterminate amount of debt securities, guarantees of debt securities, common stock purchase contracts, common stock purchase units, preferred stock, depositary shares and common stock (collectively, the “Registered Securities”) of Apache. The base prospectus included in the Registration Statement limits Apache’s authority to issue Registered Securities under the Registration Statement to an aggregate amount of $2,000,000,000.
     On April 11, 2007, Apache sold $500,000,000 aggregate principal amount of its 5.250% Senior Notes due 2013 pursuant to the Registration Statement and a prospectus supplement filed with the Commission on April 12, 2007. On September 29, 2008, Apache sold $400,000,000 aggregate principal amount of its 6.000% Senior Notes due 2013 and $400,000,000 aggregate principal amount of its 6.900% Senior Notes due 2018 pursuant to the Registration Statement and a prospectus supplement filed with the Commission on September 29, 2008. To date, Apache has issued an aggregate amount of $1,300,000,000 of Registered Securities under the Registration Statement.
     Apache has decided to terminate the Registration Statement with respect to the remaining $700,000,000 of Registered Securities that are authorized and may be issued under the base prospectus included in the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, Apache files this post-effective amendment to the Registration Statement to remove from registration all remaining unsold amounts of Registered Securities.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 2, 2008.

APACHE CORPORATION
By:	/s/ Roger B. Plank
Roger B. Plank
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated below on December 2, 2008.

Signature	Title

* G. Steven Farris	Director, President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)
/s/ Roger B. Plank Roger B. Plank	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Rebecca A. Hoyt	Vice President and Controller (Principal Accounting Officer)
* Raymond Plank	Chairman of the Board
* Frederick M. Bohen	Director
* Randolph M. Ferlic	Director
* Eugene C. Fiedorek	Director
* A. D. Frazier, Jr.	Director
* Patricia Albjerg Graham	Director
* John A. Kocur	Director
* George D. Lawrence	Director

Signature	Title

* F. H. Merelli	Director
* Rodman D. Patton	Director
* Charles J. Pitman	Director
* by Attorney-in-fact
/s/ Roger B. Plank Roger B. Plank

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 2, 2008.

APACHE FINANCE AUSTRALIA PTY LTD
By:	/s/ Roger B. Plank
Roger B. Plank
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated below on December 2, 2008.

Signature	Title

* G. Steven Farris	Chief Executive Officer (Principal Executive Officer)
/s/ Roger B. Plank Roger B. Plank	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Vice President (Principal Accounting Officer)
/s/ Floyd R. Price Floyd R. Price	Director and President
/s/ Timothy O. Wall	Managing Director and Vice President
Timothy O. Wall
/s/ Gaetano Marchesani Gaetano Marchesani	Director and Public Officer
* by Attorney-in-fact
/s/ Roger B. Plank Roger B. Plank

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 2, 2008.

APACHE FINANCE CANADA CORPORATION
By:	/s/ Roger B. Plank
Roger B. Plank
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated below on December 2, 2008.

Signature	Title

* G. Steven Farris	Director and Chief Executive Officer (Principal Executive Officer)
/s/ Roger B. Plank Roger B. Plank	Director and Executive Vice President (Principal Financial Officer)
/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Vice President and Controller (Principal Accounting Officer)
/s/ John A. Crum John A. Crum	Director and President
* James G. Smeltzer	Director
* by Attorney-in-fact
/s/ Roger B. Plank Roger B. Plank

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 2, 2008.

APACHE FINANCE CANADA II CORPORATION
By:	/s/ Roger B. Plank
Roger B. Plank
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated below on December 2, 2008.

Signature	Title

* G. Steven Farris	Chief Executive Officer (Principal Executive Officer)
/s/ Roger B. Plank Roger B. Plank	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Vice President and Controller (Principal Accounting Officer)
/s/ John A. Crum John A. Crum	Director and President
* James G. Smeltzer	Director
* by Attorney-in-fact
/s/ Roger B. Plank Roger B. Plank